Exhibit 23

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-33676) of Energizer Holdings, Inc. of our report dated June 26, 2008, relating to the financial statements of Energizer Holdings, Inc. Savings Investment Plan, which appears in this Form 11-K.

/s/ RubinBrown LLP
St. Louis, Missouri
June 26, 2008